Exhibit 10.2

ASSIGNMENT AND ASSUMPTION OF LICENSE AGREEMENT

           This Assignment and Assumption of License Agreement (this “Assignment”) is made as of the 26th day of June, 2015, by and between Blackbird BioFinance, LLC, an Ohio limited liability company (“Assignor”), and Cellular Biomedicine Group Vax, Inc., a California corporation (“Assignee”).  Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Purchase Agreement (as defined below).

           WHEREAS, Assignor and Assignee have entered into that certain Asset Purchase Agreement, dated as  of June 8, 2015 (the “Purchase Agreement”), by and among Assignor, Assignee, Cellular Biomedicine Group, Inc., a Delaware corporation, Dr. Scott Antonia and Sam Shrivastava, pursuant to which Assignor will be assigning all of its rights, title and interests in and to the Amended License, subject to the terms and conditions set forth in the Purchase Agreement; and

           WHEREAS, in accordance with the provisions of the Purchase Agreement, Seller desires to assign, transfer and quitclaims to Assignee all of Assignor’s rights, title and interest in and to the Amended License, and Assignee desires to accept and assume from Seller, the Amended License, subject to the terms and conditions set forth in the Purchase Agreement, and the parties now desire to consummate such transactions.

           NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in the Purchase Agreement and contained herein, the receipt and sufficiency of which is hereby acknowledged, Assignor and Assignee, intending to be legally bound, hereby agree as follows:

1. Subject to and effective upon the Closing, Assignor hereby assigns, transfers and quitclaims to Assignee, and the Assignee hereby takes assignment of, all of Assignor’s right, title and interest in and to the Amended License, subject to the terms and conditions of the Purchase Agreement.

2. Subject to and effective upon the Closing, Assignee hereby assumes the performance of all of the terms, provisions, agreements, covenants, conditions and obligations of Assignor under the Amended License that relate to the period following the Closing.

3. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and permitted assigns.  Nothing herein, express or implied, is intended to or shall be deemed to confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever.

4. This Assignment is to be construed and governed by the Laws of the State of New York (without giving effect to principles of conflicts of laws).  Each of Assignor and Assignee irrevocably agrees that any claim arising out of or in connection with this Assignment exclusively be brought in any federal or state court located within New York County, State of New York (or in any court in which appeal from such courts may be taken).

5. In case any one or more of the provisions contained in this Assignment should be held invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired.  Any illegal or unenforceable term will be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of applicable Law and such term, as so modified, and the balance of this Assignment will then be fully enforceable.  The parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

6. This Assignment may be amended, modified or supplemented but only in writing signed by both parties hereto.  The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same.  No waiver by a party of any condition or of any breach of any term or covenant contained in this Assignment shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term or covenant.

7. This Assignment is intended to implement the provisions of the Purchase Agreement and shall not be construed to enhance, extend or limit the representations and warranties, rights, obligations or remedies of either Assignor or Assignee.  In case of any conflict between the terms and conditions of this Assignment and the terms and conditions of the Purchase Agreement, the terms and conditions of the Purchase Agreement shall govern.

8. This Assignment may be executed in one or more counterparts, and by the parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.  A photocopy, faxed, scanned and/or emailed copy of this Assignment or any signature page to this Assignment, shall have the same validity and enforceability as an originally signed copy.

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IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be duly executed as of the 26th day of June, 2015.

ASSIGNOR:

BLACKBIRD BIOFINANCE, LLC

By:__/s/ Sam Shrivastava _____________
Name:  Sam Shrivastava
Title:    Founder, President & CEO

ASSIGNEE:

CELLULAR BIOMEDICINE GROUP VAX, INC.

By:__/s/ Bizuo (Tony) Liu _____________
Name: Bizuo (Tony) Liu
Title: Chief Financial Officer

CONSENT TO THE FOREGOING ASSIGNMENT IS HEREBY GRANTED AND ACKNOWLEDGED AS OF JUNE 26, 2015:

UNIVERSITY OF SOUTH FLORIDA RESEARCH
FOUNDATION, INC.

By: __/s/ Valerie McDevitt ________________________
Name: Valerie McDevitt
Name: Associate Vice President

UNIVERSITY OF SOUTH FLORIDA BOARD OF
TRUSTEES A PUBLIC BODY CORPORATE

By:___/s/ Rebecca Puig____________________________
Name: Rebecca Puig
Title: Assistant Vice President, Research & Innovation